We consent to the incorporation by reference in the registration statement of Prime Service, Inc. on Form S-8 filed on November 5, 1996 of our report dated February 7, 1997, on our audits of the consolidated financial statements of Prime Service, Inc. as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, which report is included in this Annual Report on Form 10-K.




                                        COOPERS & LYBRAND L.L.P.

Houston, Texas
March 27, 1997